                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report: February 15, 2000

                        --------------------------------

                               autobytel.com inc.

             (Exact name of registrant as specified in its charter)

                                     0-22239
                            (Commission File Number)


               Delaware                                      33-0711569
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                            18872 MacArthur Boulevard
                            Irvine, California 92612
             (Address of principal executive offices, with zip code)

                                 (949) 225-4500
              (Registrant's telephone number, including area code)

The Registrant hereby amends its current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2000 to incorporate Item 7(a) "Financial Statements of Businesses Acquired" and Item 7(b) "Pro Forma Financial Information".

ITEM 2. ACQUISITION OF ASSETS

         On February 15, 2000, autobytel.com inc. (the "Company") acquired ownership of one hundred percent of the stock of A.I.N. Corporation, a California corporation ("A.I.N."), the owner of CarSmart.com, through the statutory merger of Autobytel Acquisition II Corp. (the "Merger Sub") and A.I.N. The Company acquired all the outstanding stock of privately held A.I.N. for 1.8 million shares of Company common stock and $3 million in cash. The separate existence of Merger Sub ceased and the Company became the sole shareholder of A.I.N. The transaction was accomplished pursuant to an Agreement and Plan of Merger dated October 14, 1999, as amended on January 25, 2000 and February 14, 2000.

         A copy of each of the Agreement and Plan of Merger and the amendments thereto is incorporated herein by reference from the Company's Current Report on Form 8-K for an event dated February 15, 2000 (the "Form 8-K") and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

         The press release filed as an exhibit to the Form 8-K and incorporated herein by reference includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic".

Item 7. Financial Statements, Pro Forma, Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of A.I.N. Corporation:

We have audited the accompanying balance sheets of A.I.N. Corporation (a California corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.I.N. Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As more fully discussed in Note 5, the Company is a defendant in a lawsuit claiming an ownership interest in the Company's CarSmart.com on-line business, none of which has been provided for in the accompanying financial statements. It is not possible to predict the outcome of this litigation.




San Francisco, California
    March 10, 2000

                               A.I.N. CORPORATION
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1999


                                                                             1998             1999
                                                                          -----------      -----------
                                          ASSETS
CURRENT ASSETS:
   Cash                                                                   $    60,059      $    57,238
   Accounts receivable, net of allowance for doubtful accounts
     of $115,482 and $191,488, respectively                                   136,997          234,469
   Prepaid expenses and other current assets                                    7,700          217,406
                                                                          -----------      -----------
                Total current assets                                          204,756          509,113
PROPERTY AND EQUIPMENT, net                                                   165,719          282,110
OTHER ASSETS                                                                   11,500           11,500
                                                                          -----------      -----------
                Total assets                                              $   381,975      $   802,723
                                                                          ===========      ===========

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Borrowings under lines of credit                                       $    79,564      $        --
   Accounts payable                                                           515,762          871,065
   Accrued liabilities                                                         52,260          229,122
   Accrued settlement liability                                               500,000          650,000
   Deferred revenue                                                           961,202        1,515,751
   Current portion of notes payable                                            29,500           12,302
   Current portion of notes payable to related party                               --          109,000
   Current portion of capital lease obligation                                  5,701            6,436
                                                                          -----------      -----------
                Total current liabilities                                   2,143,989        3,393,676
                                                                          -----------      -----------
NOTES PAYABLE, net of current portion                                              --           63,155
CAPITAL LEASE OBLIGATION, net of current portion                                9,212            1,508
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
   Common stock, no par value, 50,000 shares authorized, 5,000 shares
     and 5,557 shares issued and outstanding, respectively                     12,000        1,250,872
   Notes receivable from stockholders                                              --         (738,000)
   Accumulated deficit                                                     (1,783,226)      (3,168,488)
                                                                          -----------      -----------
                Total stockholders' deficit                                (1,771,226)      (2,655,616)
                                                                          -----------      -----------
                Total liabilities and stockholders' deficit               $   381,975      $   802,723
                                                                          ===========      ===========


        The accompanying notes are an integral part of these statements.

                               A.I.N. CORPORATION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999


                                                              1998             1999
                                                           -----------      -----------
REVENUE                                                    $ 3,052,604      $ 6,350,304
OPERATING EXPENSES:
   Selling and marketing                                     1,533,997        3,917,587
   Technology development                                      833,029          723,295
   General and administrative                                1,304,282        2,625,812
   Settlement cost                                             500,000          150,000
   Value of consulting services exchanged for equity                --          279,234
                                                           -----------      -----------
                                                             4,171,308        7,695,928
                                                           -----------      -----------
                Loss from operations                        (1,118,704)      (1,345,624)
INTEREST EXPENSE, net                                           11,542           35,886
                                                           -----------      -----------
                Loss before provision for income taxes      (1,130,246)      (1,381,510)
PROVISION FOR INCOME TAXES                                      26,778            3,752
                                                           -----------      -----------
                Net loss                                   $(1,157,024)     $(1,385,262)
                                                           ===========      ===========


        The accompanying notes are an integral part of these statements.

                               A.I.N. CORPORATION
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999


                                                                 COMMON STOCK
                                                          -----------------------      NOTES
                                                                                     RECEIVABLE
                                                            NUMBER                     FROM         ACCUMULATED
                                                          OF SHARES      AMOUNT     STOCKHOLDERS      DEFICIT          TOTAL
                                                          ---------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                                  5,000      $   12,000    $      --      $  (626,202)    $  (614,202)
   Net loss                                                    --              --           --       (1,157,024)     (1,157,024)
                                                            -----      ----------    ---------      -----------     -----------
BALANCE, DECEMBER 31, 1998                                  5,000          12,000           --       (1,783,226)     (1,771,226)
   Issuance of common stock for promissory notes              319         638,000     (638,000)              --              --
   Value assigned to common stock issued for
     consulting services and promissory notes                  --          68,624           --               --          68,624
   Exercise of stock option in exchange for a
     promissory note                                           50         100,000     (100,000)              --              --
   Value assigned to a warrant issued in exchange
     for consulting services                                   --         210,610           --               --         210,610
   Issuance of common stock for cash                           50         100,000           --               --         100,000
   Value assigned to a warrant issued for an
     extension of a note payable                               --          45,638           --               --          45,638
   Exercise of warrant in exchange for reduction in
     note payable                                             138          76,000                                        76,000
   Net loss                                                    --              --           --       (1,385,262)     (1,385,262)
                                                            -----      ----------    ---------      -----------     -----------
BALANCE, DECEMBER 31, 1999                                  5,557      $1,250,872    $(738,000)     $(3,168,488)    $(2,655,616)
                                                            =====      ==========    =========      ===========     ===========


        The accompanying notes are an integral part of these statements.

                               A.I.N. CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999


                                                                                1998             1999
                                                                             -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                  $(1,157,024)     $(1,385,262)
   Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
       Depreciation                                                               54,913          115,124
       Value of consulting services exchanged for equity                              --          279,234
       Changes in assets and liabilities:
       Accounts receivable, net                                                 (132,741)         (97,472)
       Prepaid expenses and other current assets                                  (7,400)        (164,068)
       Other assets                                                               (8,604)              --
       Accounts payable                                                          343,007          355,303
       Accrued liabilities                                                        29,499          176,862
       Accrued settlement liability                                              500,000          150,000
       Deferred revenue                                                          443,356          554,549
                                                                             -----------      -----------
                Net cash provided by (used in) operating activities               65,006          (15,730)
                                                                             -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                          (128,822)        (231,515)
   Collection of advance to stockholder                                           52,476               --
                                                                             -----------      -----------
                Net cash used in investing activities                            (76,346)        (231,515)
                                                                             -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock                                                           --          100,000
   Proceeds from borrowings under lines of credit                                 51,000               --
   Repayment of borrowings under lines of credit                                 (14,255)         (79,564)
   Proceeds from notes payable                                                        --          245,500
   Repayment of notes payable                                                    (10,000)         (14,543)
   Payments under capital lease obligation                                        (4,479)          (6,969)
                                                                             -----------      -----------
                Net cash provided by financing activities                         22,266          244,424
                                                                             -----------      -----------
   Net increase/(decrease) in cash                                                10,926           (2,821)
   Cash at beginning of year                                                      49,133           60,059
                                                                             -----------      -----------
   Cash at end of year                                                       $    60,059      $    57,238
                                                                             ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                    $    11,542      $    35,886
   Cash paid for income taxes                                                     26,778            3,752
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
   Acquisition of property and equipment under a capital lease                    19,392               --
   Forgiveness of advance to stockholder                                         203,613               --
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
   Issuance of common stock for promissory notes                                      --          738,000
   Value assigned to common stock and a warrant issued in exchange for
     consulting services                                                              --          279,234
   Value assigned to a warrant issued for an extension of a note payable              --           45,638
   Value of warrant in exchange for reduction of note payable                         --           76,000

        The accompanying notes are an integral part of these statements.

                               A.I.N. CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999


1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

A.I.N. Corporation (the Company) was incorporated in California in March 1993. The Company operates an Internet site (www.carsmart.com) providing automotive information for vehicle purchasing and related consumer services. To date, the Company has derived the majority of its revenues from fees paid by subscribing dealerships located in the United States. Additionally, the Company derives revenue from other related services including finance, insurance, and Web site advertising. Until May 1998, the Company's dealership relations, including contract management, billing and collection, was handled by an agent.

Due to the nature of its business and its growth stage, the Company is subject to a number of risk factors including, but not limited to, continuing operating losses, limited liquidity, competition, dealer turnover, regulation of the Internet industry and consumer acceptance of Internet commerce. The Company incurred operating losses of $1,385,262 for the year ended December 31, 1999 and has an accumulated deficit of $3,168,488 as of December 31, 1999. As discussed in Note 10, subsequent to December 31, 1999, all outstanding common stock of the Company was acquired by autobytel.com inc.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

As of December 31, 1998 and 1999, no subscribing dealership accounted for greater than 10% of accounts receivable or revenue. As of December 31, 1999, a balance of consumer referral fee due from autobytel.com inc. was $32,792.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, pro forma disclosures required under the Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" have been presented in Note 7.

REVENUE RECOGNITION

The majority of revenues to date have consisted of marketing fees paid by subscribing dealerships. These marketing fees are composed of an initial fee, a monthly fee, and an annual fee. The initial fee is recognized as revenue over the term of the marketing agreement with the dealership, which ranges from one to three years. The annual fee is recognized ratably over the service period of 12 months. The monthly fee is recognized in the period in which the service is provided. If the marketing agreement is terminated early, any unamortized portion of the initial or annual fee is recognized as revenue at that time. Deferred revenue results from unamortized initial, annual and monthly fees.

The consumer referral fee charged to autobytel.com inc. is recognized as revenue in the period the consumer referrals are delivered.

The Company also charges annual and/or monthly fees for other related services. The annual fee is recognized as revenue ratably over 12 months, whereas the monthly fee is recognized in the period in which the service is provided.

SELLING AND MARKETING

Selling and marketing expenses primarily include the costs paid to develop the Company's brand equity, and personnel and other costs associated with sales, training and support of its dealer network.

TECHNOLOGY DEVELOPMENT

Technology development expense primarily includes personnel costs relating to enhancing the features, content and functionality of the Company's Web site.

2. PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three years. Property and equipment consist of the following:

                                                        DECEMBER 31,
                                                  -----------------------
                                                                             ASSET
                                                    1998          1999       LIVES
                                                  ---------     ---------   -------
        Computer equipment and software           $ 178,440     $ 305,115   3 years
        Furniture and fixtures                       53,371        97,208   3 years
        Trade show booth                             49,650       110,653   3 years
                                                  ---------     ---------
                                                    281,461       512,976
        Less:  Accumulated depreciation            (115,742)     (230,866)
                                                  ---------     ---------
                                                  $ 165,719     $ 282,110
                                                  =========     =========

3. LINES OF CREDIT:

The Company had a line of credit with a bank until November 1999. The credit limit of this line was $51,000. Borrowings under the line bore interest at the bank's index rate plus 2.5% per annum (10.25% at December 31, 1998). Obligations under the line were secured by substantially all assets of the Company and guaranteed by a stockholder. As of December 31, 1998, the outstanding balance under the line was $41,000, which was paid during 1999.

The Company also had a credit line with another bank until May 1999. The credit limit of this line was $50,000. Borrowings under the line bore variable interest (12.5% at December 31, 1998). Obligations under the line were not secured. As of December 31, 1998, the outstanding balance was $38,564, which was paid during 1999.

4. NOTES PAYABLE:

As of December 31, 1998 and 1999, the Company had the following notes payable:

                                                            DECEMBER 31,
                                                        ---------------------
                                                          1998         1999
                                                        --------     --------
        Note payable to a related-party partnership     $     --     $109,000
        Note payable to bank                                  --       75,457
        Other notes payable                               29,500           --
                                                        --------     --------
                                                          29,500      184,457
        Less: Current portion                             29,500      121,302
                                                        --------     --------
        Long-term portion                               $     --     $ 63,155
                                                        ========     ========

The note payable to a related-party partnership bears interest at 8.5% per annum in arrears, payable monthly, and was originally due on September 28, 1999. The original maturity date was extended by one year in exchange for issuance of a warrant to purchase 13 shares of the Company's common stock (see Note 7). Under the terms of the extension, the principal balance and all unpaid accrued interest are due on the earlier of a change in control of the Company, and September 28, 2000. On October 1, 1999, the related-party partnership exercised its warrant to purchase 138 shares of common stock. The exercise of the warrant was effected by reducing the outstanding balance of the note payable to the related-party partnership (see Note 7). Obligations under the note are secured by all personal property, general intangibles, accounts and other assets of the Company. The partnership is affiliated with one of the Company's stockholders.

Note payable to bank bears interest at 10.25% per annum and is due August 3, 2004. Principal and interest are payable monthly in 60 installments of $1,710 per month. Obligations under the note are secured by substantially all assets of the Company and guaranteed by the Company's stockholder. Other notes payable consist of amounts borrowed from individual creditors.

5. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Company has an operating lease for its corporate office facilities that expires in February 2003. At December 31, 1999, future minimum lease payments are as follows:

                       YEARS ENDING
                       DECEMBER 31,
                       ------------
                           2000               $193,314
                           2001                197,105
                           2002                197,105
                           2003                 65,701
                                              --------
                                              $653,225
                                              ========

Rent expense was approximately $117,000 and $145,000 for the years ended December 31, 1998 and 1999, respectively.

CAPITAL LEASES

The Company has equipment purchased under a capital lease. At December 31, 1999, future minimum lease payments are as follows:

              YEARS ENDING
              DECEMBER 31,
              ------------
                  2000               $ 6,938
                  2001                 3,474
                                     -------
                                      10,412
        Less: Interest                (2,468)
                                     -------
        Principal                      7,944
        Less: Current portion          6,436
                                     -------
                                     $ 1,508
                                     =======

LITIGATION

On May 8, 1998, the Company entered into a settlement agreement with a former business agent. Under the agreement, the Company was to pay $500,000 or $750,000 plus interest based on the payment date. On February 15, 2000, $650,000 was paid in full settlement of the dispute.

The Company was served a complaint on September 1, 1999, for breach of contract. The plaintiff contends entitlement to a 49% ownership interest in the Company's CarSmart.com on-line business based upon a purported agreement for the formation of a company called CarSmart On-Line Services. As discussed in Note 10, the Company was sold to autobytel.com inc. subsequent to December 31, 1999. As part of the sale agreement the Company's shareholders have indemnified autobytel.com inc. and funded an escrow account for such liability and other matters. Currently, the magnitude of potential damages is not estimable. The outcome of this case is currently unknown.

In the normal course of business, the Company is involved in other various legal proceedings. Based upon the information presently available and upon the advice of counsel, management believes that the ultimate resolution of any such proceedings will not have a material adverse effect on the Company's financial position, liquidity, or results of operations.

6. RETIREMENT ACCOUNT PLAN:

The Company has a retirement account plan. The plan covers all employees of the Company. Under the plan, participating employees are allowed to contribute 1% to 100% of their pretax salaries up to a predetermined limit (set by the Internal Revenue Services) for each plan year. The Company matches each employee's salary deferral contribution dollar for dollar up to 3% of the employee's compensation. The Company has made matching contributions of approximately $4,000 and $9,300 in the years ended December 31, 1998 and 1999, respectively.

7. STOCKHOLDERS' DEFICIT:

COMMON STOCK

In June 1999, the Company issued 319 shares of its common stock at $2,000 per share to consultants in exchange for non-recourse promissory notes. The notes bear interest at 5% per annum. The unpaid principal and accrued interest are due on June 30, 2001 and are secured by the shares purchased.

Pursuant to the provisions of Emergency Issues Task Force 95-16, "Accounting for Stock Compensation Arrangements with Employer Loan Features under APB Opinion No. 25," the shares of common stock purchased in the above transactions are treated as stock options. Since the stock was issued to consultants, such stock options were accounted for under the Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS No. 123). The fair value of these stock options estimated on the date of grant using the Black-Scholes option-pricing model was $68,624, using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of 5.69% and (iv) expected life of two years. This amount was recorded as a consulting expense in the year ended December 31, 1999.

As of February 15, 2000, upon the acquisition of the Company by autobytel.com inc., these notes were cancelled.

WARRANTS

In June 1999, the Company issued a warrant to purchase 125 shares of common stock at $400 per share to a consultant for services rendered. The warrant is exercisable from July 1, 1999 through June 30, 2004. The fair value of the warrant estimated on the date of issuance using the Black-Scholes option-pricing model is $210,610, using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of 4.77% and (iv) expected life of five years. This amount was recorded as a consulting expense in the year ended December 31, 1999. This warrant was exercised in October 1999 (see Note 4.). The exercise price of the warrant was paid by reducing the outstanding balance of the note payable to a partnership affiliated with the consultant by $50,000.

In September 1999, the Company issued a warrant to purchase 13 shares of common stock at $2,000 per share to a partnership in exchange for extension of the due date of an outstanding note payable (see Note 4). The warrant is exercisable from September 28, 1999 through September 28, 2004. The fair value of the warrant estimated on the date of issuance using the Black-Scholes option-pricing model is $45,638, using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of 4.81% and (iv) expected life of five years. This amount was recorded as a deferred loan cost as of December 31, 1999 and will be amortized over the extension period of one year. This warrant was exercised in October 1999. The exercise price of the warrant was paid by reducing the outstanding balance of the note payable to the partnership by $26,000.

STOCK OPTION

In July 1999, the Company entered into a stock option agreement under which it granted a stock option to purchase 50 shares of common stock at $2,000 per share to an employee. The option was immediately exercisable and was exercised on July 15, 1999. The Company received a promissory note from the employee for the exercise price. The note bears interest at 5% per annum. The principal and accrued interest are due July 15, 2001 and are secured by the purchased shares as well as other assets of the employee. Pursuant to the provisions of the stock option agreement, in the event the employee proposes to sell, pledge or otherwise transfer any of the shares, the Company had the right of first refusal to reacquire the shares. Such right expired upon consummation of the acquisition of the Company by autobytel.com inc.

The fair value of the stock option estimated on the date of issuance using the Black-Scholes option-pricing model is $424 per share using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero, (iii) risk-free interest rate of 4.77% and (iv) expected life of five years. Had compensation cost for the Company's stock-based compensation been determined consistent with SFAS No. 123, the Company's net loss for the year ended December 31, 1999 would have been approximately $1,403,000.

8. INCOME TAXES:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. As of December 31, 1999, the Company has a net deferred tax asset of approximately $884,000, which is fully reserved.

Provision for income taxes primarily represents cash paid for income taxes. As of December 31, 1999, the Company has net operating loss carryforwards of approximately $478,000 to offset future taxable income. Such carryforwards will expire in various years through 2019; however, they are subject to limitations upon the acquisition of the Company by autobytel.com inc.

9. RELATED PARTY TRANSACTIONS:

In the year ended December 31, 1998, the Company subsidized a purchase of a vehicle by a stockholder for approximately $26,000. The amount was recorded as a compensation expense.

As of December 31, 1998, the Company forgave the advance to a stockholder of $203,613. The amount was recorded as a compensation expense in the year ended December 31, 1998.

10. SUBSEQUENT EVENT:

AGREEMENT OF MERGER

On February 15, 2000, autobytel.com inc. acquired all of the outstanding stock of the Company for 1.8 million shares of autobytel.com inc. common stock and $3,000,000 in cash.

(b) Pro Forma Financial Information

The following pro forma balance sheet reflects the acquisition by the Company of all of the outstanding shares of A.I.N. Corporation as if it had occurred on December 31, 1999. The following pro forma statement of operations for the year ended December 31, 1999 reflects the acquisition by the Company of all of the outstanding shares of A.I.N. Corporation as if it had occurred on January 1, 1999. The pro forma financial information does not purport to represent what the Company's consolidated results of operations would have been if the acquisition had in fact occurred on this date, nor does it purport to indicate the Company's future consolidated financial position or future consolidated results of operations. The pro forma adjustments are based on currently available information and certain assumptions that the Company's management believes are reasonable.


                               AUTOBYTEL.COM INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                   (Unaudited)
                                 (In Thousands)


                                                                             A.I.N.       Pro Forma       Pro Forma
                                                     autobytel.com inc.    Corporation    Adjustments     Combined
                                                     ------------------    -----------    -----------     ---------
Current assets:
    Cash and cash equivalents                             $  85,457          $    57      $ (4,452)(A)    $  81,062
    Accounts receivable, net                                  4,593              235           (33)(B)        4,795
    Prepaid expenses and other current assets                 2,819              217            --            3,036
                                                          ---------          -------      --------        ---------
       Total current assets                                  92,869              509        (4,485)          88,893
    Property and equipment, net                               1,630              282            --            1,912
    Other assets                                                373               12            --              385
    Goodwill                                                     --               --        24,633 (C)       24,633
                                                          ---------          -------      --------        ---------
       Total assets                                       $  94,872          $   803      $ 20,148        $ 115,823
                                                          =========          =======      ========        =========

Current liabilities:
    Accounts payable                                      $   4,277          $   871      $    (33)(B)    $   5,115
    Accrued expenses                                          6,772              229            --            7,001
    Deferred revenues                                         6,147            1,516        (1,516)(D)        6,147
    Customer deposits                                           716               --            --              716
    Other current liabilities                                   201              128            --              329
                                                          ---------          -------      --------        ---------
       Total current liabilities                             18,113            2,744        (1,549)          19,308
    Deferred rent                                                53                1            --               54
    Other liabilities                                            --               63            --               63
                                                          ---------          -------      --------        ---------
       Total liabilities                                     18,166            2,808        (1,549)          19,425
Stockholders' equity:
    Common stock                                                 18               --             2 (A)           20
    Warrants                                                  1,332               --            --            1,332
    Additional paid-in capital                              141,957               --        19,690 (A)      161,647
    Cumulative translation adjustment                            (8)              --            --               (8)
    Accumulated deficit                                     (66,593)          (2,005)        2,005          (66,593)
                                                          ---------          -------      --------        ---------
       Total stockholders' equity                            76,706           (2,005)       21,697           96,398
                                                          ---------          -------      --------        ---------
       Total liabilities and stockholders' equity         $  94,872          $   803      $ 20,148        $ 115,823
                                                          =========          =======      ========        =========

                               AUTOBYTEL.COM INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)
                 (In Thousands, Except Share and Per Share Data)


                                                                             A.I.N.          Pro Forma          Pro Forma
                                                      autobytel.com inc.   Corporation      Adjustments         Combined
                                                      ------------------   -----------      -----------        -----------
        Revenues                                           $ 40,298          $ 6,350          $(1,528)(E)      $    45,120
        Operating expenses:
            Sales and marketing                              44,176            3,918             (639)(F)           47,455
            Product and technology development               14,262              723               --               14,985
            General and administrative                        8,595            3,055               --               11,650
            Goodwill amortization                                --               --            1,643 (G)            1,643
                                                           --------          -------          -------          -----------
                      Total operating expenses               67,033            7,696            1,004               75,733
                                                           --------          -------          -------          -----------
            Loss from operations                            (26,735)          (1,346)          (2,532)             (30,613)
        Other income (expense), net                           3,468              (36)              --                3,432
                                                           --------          -------          -------          -----------
            Loss before provision for income taxes          (23,267)          (1,382)          (2,532)             (27,181)
                                                           --------          -------          -------          -----------
        Provision for income taxes                               53                3               --                   56
                                                           --------          -------          -------          -----------
            Net loss                                       $(23,320)         $(1,385)         $(2,532)         $   (27,237)
                                                           ========          =======          =======          ===========
Basic and diluted net loss per share                                                                           $     (1.55)
                                                                                                               ===========
Shares used in computing basic and diluted net loss per share                                                   17,566,406 (H)
                                                                                                               ===========


      NOTES TO PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS

The following adjustments were applied to the autobytel.com inc. historical financial statements and those of A.I.N. Corporation to arrive at the pro forma financial information.

(A) On February 15, 2000, the Company acquired all of the outstanding shares of stock of A.I.N. Corporation for $3,000 in cash and 1.8 million shares of the Company's common stock valued at $19,692. The acquisition has been accounted for using the purchase method of accounting. The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The fair value of net assets acquired was determined based upon management's estimate. The allocation of the purchase price is summarized below:

         Goodwill                                               $23,181
         Accounts receivable                                        235
         Property and equipment, net                                282
         Other assets                                               286
         Current liabilities                                     (1,228)
         Other liabilities                                          (64)
                                                                -------
           Total purchase price                                 $22,692
                                                                =======

         The goodwill reflected in the accompanying pro forma balance sheet of $24,633 is comprised of $23,181, the purchase price allocated as noted above, and acquisition costs of $1,452.

(B) Reflects the elimination of the amount due to A.I.N. Corporation from the Company as of December 31, 1999.

(C) Reflects the preliminary purchase price allocation, including $3,000 in cash and 1.8 million shares of the Company's common stock valued at $19,692. The amounts included in the pro forma balance sheet have been recorded at management's estimate of their fair market value. There are certain liabilities of A.I.N. Corporation that were not assumed in the acquisition, and accordingly, they have been eliminated in the accompanying pro forma balance sheet.

(D) Reflects the reversal of certain fees received by A.I.N Corporation prior to the acquisition date on one to three year contracts due to the application of the purchase method of accounting.

(E) Reflects the reversal of $889 of revenue due to the impact of the purchase method of accounting upon certain fees received by A.I.N Corporation prior to the acquisition date on one to three year contracts and the elimination of $639 of 1999 marketing revenue due to A.I.N. Corporation from the Company.

(F) Reflects the elimination of 1999 marketing costs of the Company due to A.I.N. Corporation.

(G) Reflects the amortization of goodwill based on the preliminary purchase price allocation (as noted in footnote (A) to the pro forma balance sheet) using a 15 year amortization period.

(H) Reflects the issuance of 1.8 million shares of common stock of the Company in conjunction with the acquisition of A.I.N. Corporation at the beginning of the period presented.

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated October 14, 1999 among autobytel.com inc. (the "Company"), Autobytel Acquisition II
               Corp. ("Merger Sub"), A.I.N. Corporation ("A.I.N.") and the shareholders of A.I.N. (filed as Exhibit 2.1 to the Current
               Report on Form 8-K filed on February 24, 2000 with the Securities and Exchange Commission (the "Form 8-K") and incorporated herein by reference).

         2.2 Amendment to Agreement and Plan of Merger dated January 25, 2000 among the Company, Merger Sub, A.I.N. and the shareholders of A.I.N. (filed as Exhibit 2.2 to the Form 8-K and incorporated herein by reference).

         2.3   2nd Amendment to Agreement and Plan of Merger dated February 14,
               2000 among the Company, Merger Sub, A.I.N. and the shareholders of A.I.N. (filed as Exhibit 2.3 to the Form 8-K and incorporated herein by reference).

         23    Consent of Independent Auditors

         99.1 Press release dated February 16, 2000 (filed as Exhibit 99.1 to the Form 8-K and incorporated herein by reference).

All of the schedules have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       autobytel.com inc.


Date: April 28, 2000                   By:  /s/ Hoshi Printer
                                            ------------------------------------
                                            Hoshi Printer
                                            Senior Vice President and
                                            Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number        Description
--------------        -----------
2.1                   Agreement and Plan of Merger dated October 14, 1999 among
                      autobytel.com inc. (the "Company"), Autobytel Acquisition
                      II Corp. ("Merger Sub"), A.I.N. Corporation ("A.I.N.") and
                      the shareholders of A.I.N. (filed as Exhibit 2.1 to the
                      Current Report on Form 8-K filed on February 24, 2000 with the Securities and Exchange Commission (the "Form 8-K")
                      and incorporated herein by reference).

2.2                   Amendment to Agreement and Plan of Merger dated January
                      25, 2000 among the Company, Merger Sub, A.I.N. and the shareholders of A.I.N. (filed as Exhibit 2.2 to the Form
                      8-K and incorporated herein by reference).

2.3                   2nd Amendment to Agreement and Plan of Merger dated
                      February 14, 2000 among the Company, Merger Sub, A.I.N.
                      and the shareholders of A.I.N. (filed as Exhibit 2.3 to the Form 8-K and incorporated herein by reference).

23                    Consent of Independent Auditors

99.1                  Press release dated February 16, 2000 (filed as Exhibit
                      99.1 to the Form 8-K and incorporated herein by reference).